EXHIBIT 10.25

LEASE AGREEMENT BY AND BETWEEN NETSOL PVT LIMITED AND MR. NISAR AHMED

DATED MAY 4, 2006

FROM : NETSOL NDD FAX NO. : 92515595376 Aug. 21 2006 02:23PM P1

PAKISTAN att: Mr. Hamid Sb 50 RS.


FIFTY RUPEES

RENT AGREEMENT

THIS RENT AGREEMENT is made at RAWALPINDI on this 4th day of May 2006.

BETWEEN

Mr. Nisar Ahmed S/o Fazal Ellahi R/o Vilage Chakoa, Post Office Dina, Tehsil & District Jhelum, NIC#37301-9600543-3, (hereinafter called the Lessor) of the **ONE PART.**

AND

M/S. NET SOL PVT. LIMITED 3RD FLOOR SOFTWARE TECHNOLOGY PARK, 5-A, Constitution Avenue, Sector F-5/1, Islamabad through Brig. (Retd) Muhammad Ashraf S/o Muhammad Akbar Senior Vice President, NIC#37402-5802431-5, (hereinafter called the Lessee) of the **OTHER PART.** (Expression Lessor and Lessee where ever the context so permits shall always mean and include their respective heirs, successor, legal representative and assignees).

WHEREAS the Lessor is in possession of **VILLA # 4, Safari Avenue, Design SV-04a, 04 Bedrooms, Drawing Dinning, Lounge, Car Porch and Servant Room etc. SAFARI VILLAS I RAWALPINDI,** and has agreed to rent out to the Lessee and the Lessee has agreed to take on rent the same on the following terms & conditions: -

1. That rate of rent of the said premises is hereby agreed at **Rs.35,000/- (Rupees Thirty Five Thousand only)** per month.
2. That **06 months (Six Months)** advance rent amounting to **Rs.2,10,000/- (Rupees Two Lac and Ten Thousands only)** has been paid by the Lessee and has been received by the Lessor and thereafter rent on six monthly basis will be payable in advance to the Lessor.
3. That a further sum of **Rs.70,000/-(Rupees Seventy Thousands only)** has also been deposited by the Lessee with the Lessor as Security Money. The amount of the Security will be refundable in lump sum after deducting any damages caused to the said premises or to its fittings and fixtures etc and clearance of outstanding bills, if any.
4. That the contract is initially made for a period of **Two Years** commencing from **01/05/2006**, however contract can be renewed with mutual consent of both the parties on new term and conditions. If it cannot be renewed then on expiry of lease period the lessee shall hand over peaceful vacant possession of the premises to the lessor without any failure.

Lessor: ____________	Lessee: ____________
Mr. Nisar Ahmed	**Brig. (Retd) Muhammad Ashraf**
	On Behalf of Net Sol
	Pvt. Ltd. Islamabad.

Continued Page #2

att. Mr. Hamid sb

PAKISTAN 50 RS

FIFTY RUPEES پچاس روپیہ (۵۰) پاکستان

5. That the Lessee shall not sublet or damage it in any way.
6. That the Lessee shall pay all the utility bills (Electricity, Gas, Water, Telephone, etc) of the said premises regularly without any failure to the concerned departments and will hand over the receipts of paid bills to the Lessor every month. **Rs.2,000/-** Per month will be paid by the Lessee to the Bahria Town Safari Villas Management on monthly basis without fail as per their rules. This amount may be increased by Bahria Town, which the Lessee agrees to pay, if situation demands as per Safari Villas rules.
7. That the Lessee will use the said premises for residential purposes and in case any damages caused to the said premises or its fittings and fixtures etc due to the negligence of the Lessee or by his/her servants, the Lessee will get the same replaced/repaired at his/her own cost to the entire satisfaction of the Lessor, failing which the amount of repair will be deducted from the Security deposit. The inventory of the fitting and the fixtures of the said house is enclose as Annex-A.
8. That there are no outstanding bills against the said premises and the Lessor has cleared all the outstanding bills etc. Now the said premises is free from all outstanding bills etc.
9. That an increase in the rental amount shall be made @ **10%** after first **Two Years** and thereafter annualy **10%**.
10. That the Lessor shall be entitled to visit the premises within reasonable hours on advance notice.
11. That the Lessee cannot arrange any alteration or additional construction in the said premises without obtaining prior permission in writing from the Lessor.
12. That the current Electricity Meter Reading is ________________and Sui Gas Meter Reading is ____________________________as on _____2006.
13. That the Security money will not be adjusted in the amount of rent.
14. That **Two-months** advance notice is necessary for vacation of the premises by either party before the completion of lease period.
15. That both the parties shall abide by all the terms and conditions of this agreement.

IN WITNESSETH Whereof the parties above named have put their respective hands to this Rent Agreement on the day and year first above-mentioned.

Lessor: ______________________
Mr. Nisar Ahmed

Lessee: ______________________
Brig. (Retd) Muhammad Ashraf
On Behalf of Net Sol
Pvt. Ltd. Islamabad.

Witness #1: ______________________
Name: TAHIR MAHMOOD KHAN
NIC#: 210-62-087506

Witness#2: ______________________
Name: ______________________
NIC#: ______________________